EXHIBIT 16





                                                                   June 22, 2001




Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549


Dear Authority:

We have read and agree with the comments in Item 4 of Form 8-K of ProCare Industries, Ltd. dated June 22, 2001.




\s\ Robison, Hill & Co.


Salt Lake City, Utah
June 22, 2001